EXHIBIT 3.1





                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              SILGAN HOLDINGS INC.
                        PURSUANT TO SECTIONS 242 AND 245
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE



                  SILGAN  HOLDINGS  INC., a Delaware  corporation,  the original
Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on April 6, 1989, HEREBY CERTIFIES that this Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation, was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and that the capital of the Corporation is not being reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

                  FIRST: The name of this corporation (the "Corporation") is SILGAN HOLDINGS INC.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL"), and, in general, to possess and exercise all the powers and privileges granted by the GCL or by any other law or by this Restated Certificate of Incorporation, together



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with any powers  incidental  thereto,  so far as such powers and  privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                  FOURTH: A. The number of directors of the Corporation constituting the entire Board of Directors shall be six. The Board of Directors shall be divided into three equal classes, with the term of office of the first class (the "Class I Directors") to expire at the 1998 annual meeting of stockholders, the term of office of the second class (the "Class II Directors") to expire at the 1999 annual meeting of stockholders and the term of office of the third class (the "Class III Directors") to expire at the 2000 annual meeting of stockholders. After the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the stockholders of the Corporation shall elect the Board of Directors of the Corporation at the 1997 annual meeting of stockholders or by the consent in writing, in lieu of the 1997 annual meeting of stockholders, of the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or


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more  series of  Preferred  Stock (as defined in Article  SIXTH)  shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                  B. At all meetings of the Board of Directors, a majority of the Directors then in office shall be required to constitute a quorum ("Quorum") for the transaction of business. The approval of a majority of the entire Board of Directors, at a meeting at which a Quorum is present and acting throughout, shall be required to approve all matters submitted to the Board of Directors; provided, however, that the approval of a majority of the members of any committee of the Board of Directors shall be required to approve all matters submitted to such committee.

                  C. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the ByLaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required


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by law,  whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of Section C of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                  D. There shall be an Audit Committee consisting of two or more of the directors of the Corporation, who shall perform such functions as shall be established by the Board of Directors.

                  FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, provided that the Corporation may retain such qualified persons (as determined by the Board of Directors) to provide the Corporation with general management, supervision and administrative services relating to the operations of the Corporation.

                  Except as specifically authorized by the Board of Directors, approval of the following actions shall not be delegated to any officer, employee or agent of the Corporation:

                  1. Amendment of the Certificate of Incorporation or By-Laws of the Corporation or any of its subsidiaries.

                  2. Issuance, sale, purchase or redemption of any capital stock, warrants, options or other securities of the Corporation or any of its subsidiaries (other than, in the case of any issuance or sale, to the
Corporation or any direct or indirect wholly owned subsidiary of the Corporation) except as may be otherwise provided in this Restated Certificate of Incorporation.


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                  3.  Sale  of  assets  other  than  inventory  to or  from  the
Corporation or any of its subsidiaries in excess of $2 million (i) in one or a series of related transactions (regardless of the period of time in which such transaction or series of related transactions take place) or (ii) in any number of transactions within a six-month period.

                  4. Merger, consolidation, dissolution or liquidation of the Corporation or any of its subsidiaries.

                  5. Filing of any petition by or on behalf of the Corporation seeking relief under the federal bankruptcy act or similar relief under any law or statute of the United States or any state thereof.

                  6. Setting aside, declaration or making of any payment or distribution by way of dividend or otherwise to the Corporation's stockholders (or setting dividend policy).

                  7. Incurrence (other than in the ordinary course of business) of new indebtedness (including capitalized leases, but excluding indebtedness incurred pursuant to debt instruments of the Corporation in existence on the date hereof and excluding indebtedness and guarantees thereof incurred under the Bank Financing (as defined in Article NINTH) pursuant to commitments approved by the Board of Directors) or any fixed or contingent liabilities in excess of $2 million.

                  8. Creation or incurrence of a lien or encumbrance on the property of the Corporation or any of its subsidiaries, except for liens relating to the Bank Financing or other minor liens, including liens for taxes or those arising by operation of law, permitted to exist under the terms of the Bank Financing.


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                  9.  Guarantees  in  excess  of $1  million  of  payment  by or performance of obligations of third parties other than in the ordinary course of business.

                  10. The Corporation's institution of, termination or settlement of litigation not in the ordinary course of the Corporation's business (in each case where such litigation represents a case or controversy in excess of $2 million).

                  11. Surrendering or abandoning any property, tangible or intangible, or any rights having a book value in excess of $1 million.

                  12. Except as set forth in subsection 16 below with respect to leases which are not capitalized, any commitment of the Corporation (other than in the ordinary course of its business) which creates a liability or commitment in excess of $2 million.

                  13. Capital expenditures in excess of the amounts permitted under the Bank Financing.

                  14. Donations of money or property in excess of $100,000 in a single year.

                  15. Any investment of the Corporation or any of its subsidiaries in another corporation, partnership or joint venture in excess of $2 million (in one or a series or related transactions or in any number of transactions within six months).

                  16. Entering into any lease (other than a capitalized lease which shall be subject to the limitation set forth in subsection 12 above) of any assets of the Corporation located in any one place having a book value in excess of $4 million, or in excess of $1 million if the lease has a term of more than five years.


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                  17. Entering into agreements or material  transactions between the Corporation and a director or officer of any of the following companies or their Affiliates (as defined in Article NINTH): the Corporation and The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

                  18. Replacement of independent accountants for the Corporation or any of its subsidiaries.

                  19. Modification of significant accounting methods, practices, procedures and policies.

                  20. Removal of officers.

                  21.  Termination  of, or amendment or waiver of any  provision
of,  the  Amended  and  Restated   Management  Services  Agreement  between  the
Corporation and S&H Inc.

                  SIXTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                  A. The rights, privileges and powers, including the voting powers, of each share of the Common Stock shall be identical, with each share of the Common Stock being entitled to one vote on all matters to come before the stockholders of the Corporation. Subject to any voting rights that may be conferred upon the holders of any series of the Preferred Stock established by the Board of Directors of the Corporation pursuant to authority herein provided, and except as otherwise provided herein or by law, the affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock shall be required for the approval of any matter to come before the


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stockholders  of the  Corporation.  Except as  expressly  provided  in the third sentence of Article FOURTH hereof, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the stockholders of the Corporation may not consent in writing, without a meeting, to the taking of any action.

                  B. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, other than dividends declared with respect to any outstanding Preferred Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

                  C. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to


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the authority  hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  SEVENTH: A. The Executive Officers of the Corporation shall be the Chairman of the Board of Directors, who shall preside at all meetings of the stockholders and of the Board of Directors, and the President. All officers of the Corporation shall serve until voluntary resignation or retirement, or removal by the Board of Directors in accordance with the provisions set forth herein. Any number of offices may be held by the same person, unless otherwise prohibited by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

                  B. The Chairman of the Board and the President of the Corporation shall be nominated and elected to their positions, and may be removed from their positions, by a majority of the Board of Directors. All of the other officers of the Corporation shall be nominated by the Chairman of the Board and the President, and such other officers shall be elected to their positions, and may be removed from their positions, by a majority of the Board of Directors.

                  C. All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.


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                  EIGHTH:  In  furtherance  and not in  limitation of the powers conferred by statute, the By-Laws of the Corporation may be altered, amended or repealed in whole or in part, or new ByLaws may be adopted by approval of a majority of the Board of Directors voting at a meeting of the Board of Directors at which a Quorum is present and acting throughout.

                  NINTH: As used in this Restated Certificate of Incorporation, the following terms shall have the meanings indicated below:

                  1. "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, (i) the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and (ii) the term "Person" shall mean any individual, partnership, corporation, joint venture, firm, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  2. "Bank Financing" shall mean the Credit Agreement, dated as of August 1, 1995, among Silgan Corporation, Silgan Containers Corporation, Silgan Plastics Corporation, the lenders from time to time party thereto, Bank of America Illinois, as Documentation Agent and a Co-Arranger, and Bankers Trust Company, as Administrative Agent and a Co-Arranger, as in effect from time


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to time, and any  refinancings,  renewals,  amendments or extensions  thereof or additional borrowings thereunder.

                  TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, provided that
(i) the resolution approving such amendment, alteration, change or repeal be adopted by the Board of Directors by approval of a majority of the entire Board of Directors, at a meeting at which a Quorum is present and acting throughout and (ii) the proposed amendment, alteration, change or repeal be approved by a majority of the outstanding shares of Common Stock.

                  ELEVENTH: A. The Corporation shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) any person, his testator or intestate, made, or threatened to be made, a defendant or involved in any manner in any action, suit or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he, is or was a director, officer, employee or agent of the Corporation or by reason of the fact that such director, officer, employee or agent, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The payment of any amounts to any person pursuant to this Article ELEVENTH shall subrogate the Corporation to any right such person may have against any other person or entity. The rights conferred in this Article ELEVENTH shall be contract rights. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled to by law. No amendment or repeal of this paragraph A of Article


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ELEVENTH  shall  apply to or have any  effect  on any  right to  indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

                  B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph B of Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  C. In furtherance and not in limitation of the powers conferred by statute:

                      (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and


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                      (ii) the  Corporation  may  create a trust  fund,  grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                  TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  IN WITNESS WHEREOF, SILGAN HOLDINGS INC. has caused this Restated Certificate of Incorporation to be executed in its corporate name by its Chairman on the 11th day of February, 1997.

                                            SILGAN HOLDINGS INC.



                                      By:   /s/ R. Philip Silver
                                            ______________________________
                                            Name:  R. Philip Silver
                                            Title: Chairman of the Board



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